As filed with the Securities and Exchange Commission on March 3, 2005

Registration No. 333-104699

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMCOR PHARMACEUTICAL CO.
(Exact name of Registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	62-1742885 (I.R.S. Employer Identification Number)

6175 Lusk Blvd., San Diego, CA 92121 (858) 410-5601 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

TAFFY J. WILLIAMS, PH.D.
PRESIDENT AND CHIEF EXECUTIVE OFFICER
IMCOR PHARMACEUTICAL CO.
6175 Lusk Blvd.
San Diego, CA 92121
(858) 410-5601
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
THEODORE W. GRIPPO, ESQ. GRIPPO & ELDEN LLC 227 WEST MONROE, STE. 3600 CHICAGO, ILLINOIS 60606 (312) 704-7700

        Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

DEREGISTRATION OF SECURITIES

        On April 23, 2003, IMCOR Pharmaceutical Co., a Nevada corporation, filed a registration statement on Form S-1 (No. 333-104699) (the “Registration Statement”) with respect to the resale of up to 390,556 shares of our common stock issuable upon the exercise of options held by the selling stockholder, Dr. Gerald Wolf. On June 3, 2003, the Commission declared the Registration Statement effective. Since that time no shares of our common stock have been sold by Dr. Wolf under the Registration Statement.

        IMCOR and Dr. Wolf have entered into an agreement pursuant to which the shares of common stock issuable upon the exercise of certain options held by Dr. Wolf shall be covered in a new registration statement on Form SB-2 which IMCOR plans to have effective in the near future. The parties no longer desire to keep the Registration Statement effective. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the shares under the Registration Statement.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California on March 3, 2005.

IMCOR PHARMACEUTICAL CO.

Date:	By:	/s/ Taffy J. Williams, Ph.D.
Taffy J. Williams, Ph.D.
Chief Executive Officer, President and Director

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Taffy J. Williams	President, Chief Executive Officer, Director and acting Principal Financial and Accounting Officer	February 15, 2005
Taffy J. Williams

By:	/s/ Richard Dean	Director	February 15, 2005
Richard Dean

By:	/s/ Darlene M. Deptula-Hicks	Director	February 28, 2005
Darlene M. Deptula-Hicks

By:	/s/ Jonathan Fleming	Director	March 2, 2005
Jonathan Fleming

By:	/s/ Brian Gallagher	Director	February 15, 2005
Brian Gallagher

By:	/s/ Robert Ashley	Director	February 28, 2005
Robert Ashley

By:	/s/ Alan Watson	Director	February 28, 2005
Alan Watson